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                                                                    Exhibit 11.1

                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
      FOR THE THREE AND NINE MONTHS ENDED APRIL 28, 2002 AND APRIL 29, 2001
                                   (Unaudited)
                      (In Thousands, Except per Share Data)

                                                                     Three Months Ended            Nine Months Ended
                                                                   ----------------------      --------------------------
                                                                   July 28,      July 29,       July 28,        July 29,
                                                                     2002          2001           2002             2001
                                                                   --------      --------      ----------       ---------
Shares:
   Weighted average common shares outstanding                        7,109         7,083            7,110           7,006

   Net common shares issuable on exercise of
      stock options                                                     --(1)         --(1)            --(1)          491
                                                                   -------       -------       ----------       ---------
Weighted average common and common equivalent
   shares outstanding                                                7,109         7,083            7,110           7,497
                                                                   =======       =======       ==========       =========

(Loss) income from continuing operations before
extraordinary item                                                 $(9,833)      $  (426)      $  (10,131)      $   1,432

Loss from discontinued operation, net of  applicable taxes              --            --               --             (59)

Gain on sale of discontinued operation, net of applicable taxes         --            --               --             207
                                                                   -------       -------       ----------       ---------

(Loss) income before extraordinary item                             (9,833)         (426)         (10,131)          1,580

Extraordinary loss early extinguishment of debt, net of
applicable taxes                                                        --            --             (364)           (400)
                                                                   -------       -------       ----------       ---------
Net (loss) income                                                  $(9,833)      $  (426)      $  (10,495)      $   1,180
                                                                   =======       =======       ==========       =========

Earnings per common share:
   Basic
      (Loss) income from continuing operations                     $ (1.38)      $ (0.06)      $    (1.43)      $    0.20
      Loss from discontinued operation                                  --            --               --           (0.01)
      Gain on sale of discontinued operation                            --            --               --            0.03
      Extraordinary loss early extinguishment of debt                   --            --            (0.05)          (0.06)
                                                                   -------       -------       ----------       ---------
         Net (loss) income                                         $ (1.38)      $ (0.06)      $    (1.48)      $    0.17
                                                                   =======       =======       ==========       =========
      Diluted
         (Loss) income from continuing operations                  $ (1.38)      $ (0.06)      $    (1.43)      $    0.19
         Loss from discontinued operation                               --            --               --           (0.01)
         Gain on sale of discontinued operation                         --            --               --            0.03
         Extraordinary loss early extinguishment of debt                --            --            (0.05)          (0.05)
                                                                   -------       -------       ----------       ---------
            Net (loss) income                                      $ (1.38)      $ (0.06)      $    (1.48)      $    0.16
                                                                   =======       =======       ==========       =========

Note (1) Not included in diluted earnings per share calculation as shares are anti-dilutive.